GFI Group Inc. Announces Third Quarter 2013 Results; Declares Quarterly Cash Dividend

-      GAAP Total Revenues: $212.4 Million; Non-GAAP Total Revenues: $213.2 Million

-      GAAP Net Revenues: $176.2 Million; Non-GAAP Net Revenues: $177.0 Million

-      GAAP Net Loss: $0.5 Million or $0.00 per Diluted Share

-      Non-GAAP Net Income: $1.4 Million or $0.01 per Diluted Share

-      Cash Earnings: $20.2 Million or $0.16 per Diluted Share

NEW YORK, Oct. 24, 2013 /PRNewswire/ -- GFI Group Inc. (NYSE: GFIG), a leading provider of wholesale brokerage services, clearing services, and electronic execution and trading support products for global financial markets, reported today its financial results for the third quarter ended September 30, 2013.

Highlights

  Non-GAAP net revenues decreased 4.0% to $177.0 million from $184.4 million in the third quarter of 2012.
  Brokerage revenues declined 7.0% to $151.2 million from $162.5 million in the prior year period.
  Revenues from trading software, analytics and market data products were $22.5 million, up 6.0% from $21.2 million in the third quarter of 2012.
  Compensation and employee benefits expense was 68.4% of net revenues, on a non-GAAP basis, compared to 70.7% in the prior year period.
  Non-compensation expenses were 30.3% of net revenues, on a non-GAAP basis, compared to 29.7% in the third quarter of 2012.
  Net income was $1.4 million, or $0.01 per diluted share, on a non-GAAP basis, compared to $0.7 million, or $0.01 per diluted share, in the prior year period.
  Cash earnings were $20.2 million, or $0.16 per diluted share, compared to $21.0 million, or $0.17 per diluted share, in the same period of 2012.
  For the nine months ended September 30, 2013, non-GAAP net revenues decreased 5.4% to $574.2 million, from $606.6 million in 2012.  Non-GAAP net income was $15.7 million, or $0.12 per diluted share, for the nine months ended September 30, 2013, compared to $11.8 million, or $0.10 per diluted share, for the same period in 2012.

Colin Heffron, Chief Executive Officer commented: "Lower market volatility in July and August and the early October compliance deadline for Swaps Execution Facilities ("SEFs") adversely impacted trading volumes in the third quarter. Despite these factors, GFI's electronic matching session revenues approximately tripled in cash fixed income and doubled in fixed income derivative products, year over year. GFI's trading platforms continue to gain traction across products and regions. Trayport's revenues grew 11% year over year in its functional currency, assisted by the evolution of Trayport's software as a service product and expansion into new asset classes and geographies.

"Our continued efforts to reduce GFI's cost base is reflected in an improved adjusted EBITDA and compensation ratio year-over-year, despite the lower revenue environment.

"In October, we successfully commenced operations on the GFI Swaps Exchange, our SEF platform, with proprietary trading technology across asset classes and electronic connectivity to customers, clearers and data warehouses. We continue to add customers and products to our SEF platform in all asset classes and are pleased with its performance to date.

"GFI's preliminary October 2013 total revenues are approximately flat when compared to the same period of October last year, while brokerage revenues are tracking down approximately 5%. We do not currently expect any meaningful increase in volumes in the fourth quarter as our customers continue to adjust to the new regulatory landscape over the next few months.

"GFI's cash earnings were $0.16 per diluted share, or approximately $20.2 million, in the third quarter of 2013. We are pleased to declare a quarterly cash dividend to GFI shareholders of $0.05 per share."

GAAP Results

GAAP net revenues were $176.2 million in the third quarter of 2013, compared to $184.2 million in the third quarter of 2012. GAAP net loss was $0.5 million, or $0.00 per diluted share, in the third quarter of 2013, compared with a loss of $8.7 million, or a loss of $0.08 per diluted share, in the prior year period. Compensation and employee benefits expense in the third quarter of 2013 was 68.7%, on a GAAP basis, as compared with 70.9% in the third quarter of 2012. GAAP non-compensation expenses for the third quarter of 2013 were $56.3 million, or 31.9% of net revenues, compared to $60.8 million, or 33.0% of net revenues, in the prior year period.

Revenues

Net revenues were $177.0 million on a non-GAAP basis in the third quarter of 2013, as compared to $184.4 million in the third quarter of 2012.

Brokerage revenues were $151.2 million in the third quarter of 2013 compared to $162.5 million in the prior year period. Revenues from fixed income, financial, commodity and equity products were down 5.1%, 1.3%, 8.2% and 16.2%, respectively, compared to the third quarter of 2012. By geographic region, brokerage revenues for the third quarter of 2013 decreased 13.3%, 8.3% and 3.4% in Asia-Pacific, EMEA and the Americas, respectively, compared with the same quarter of 2012.

Revenues from trading software, analytics and market data products for the third quarter of 2013 were $22.5 million, up 6.0% from $21.2 million in the third quarter of 2012.

Expenses

For the third quarter of 2013, non-GAAP compensation and employee benefits expense was $121.1 million, or 68.4% of net revenues, compared with $130.4 million, or 70.7% of net revenues, in the third quarter of 2012. Non-GAAP non-compensation expenses for the third quarter of 2013 were $53.6 million, or 30.3% of net revenues, compared with $54.7 million, or 29.7% of net revenues, in the third quarter of 2012.

Earnings

Non-GAAP net income for the third quarter of 2013 was $1.4 million, or $0.01 per diluted share, compared with $0.7 million, or $0.01 per diluted share, in the third quarter of 2012.

GFI's effective non-GAAP tax rate for the first nine-months of 2013 was 20.0% as compared to a full year rate of 11.9% in 2012. The increase is primarily driven by a release of a tax liability in 2012, which created an unusually low tax rate for that year.

Nine Month Results

GAAP net revenues were $576.2 million for the nine months ended September 30, 2013, compared with $613.6 million for the same period 2012. GAAP net income was $10.9 million, or $0.09 per diluted share, in the first nine months of 2013, compared with $1.4 million, or $0.01 per diluted share, in the prior year period. Compensation and employee benefits expense in the first nine months of 2013 was 68.2%, on a GAAP basis, down from 68.8%, in the prior year period. Non-compensation expenses, on a GAAP basis, for the nine months ended September 30, 2013 were $176.9 million, or 30.7% of net revenues, compared with $183.5 million, or 29.9% of net revenues, in the first nine months of 2012.

On a non-GAAP basis, net revenues for the nine months ended September 30, 2013 were $574.2 million, compared to $606.6 million for the same period in 2012. Non-GAAP net income was $15.7 million, or $0.12 per diluted share, for the nine months ended September 30, 2013, compared with net income of $11.8 million, or $0.10 per diluted share, for the same period in 2012.

Dividend Declaration

The Board of Directors of GFI has declared a quarterly cash dividend of $0.05 per share payable on November 29, 2013 to shareholders of record as of November 15, 2013.

Non-GAAP Financial Measures

To supplement GFI's unaudited financial statements presented in accordance with GAAP, the Company uses certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP. The non-GAAP financial measures used by GFI include non-GAAP total revenues, non-GAAP net revenues, non-GAAP provision for or benefit from income taxes, non-GAAP net income, non-GAAP diluted earnings per share, cash earnings and cash earnings per share. These non-GAAP financial measures currently exclude from the Company's statement of income amortization of acquired intangibles and certain other items that management views as non-operating, non-recurring or non-cash as detailed in the reconciliation included in the financial tables attached to this release.

In addition, GFI may consider whether other significant non-operating, non-recurring or non-cash items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses. The non-GAAP financial measures also take into account estimated adjustments to income tax expense with respect to the excluded items.

GFI believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding the Company's performance by excluding certain items that may not be indicative of the Company's core business, operating results or future outlook. GFI's management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing the Company's operating results, as well as when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate comparisons of the Company's performance to prior periods.

In addition to the reasons stated above, which are generally applicable to each of the items GFI excludes from its non-GAAP financial measures, the Company believes it is appropriate to exclude amortization of acquired intangibles because when analyzing the operating performance of an acquired business, GFI's management focuses on the total return provided by the investment (i.e., operating profit generated from the acquired entity, as compared to the purchase price paid) without taking into consideration any charges for allocations made for accounting purposes. Further, because the purchase price for an acquisition necessarily reflects the accounting value assigned to intangible assets, when analyzing the operating performance of an acquisition in subsequent periods, the Company's management excludes the GAAP impact of acquired intangible assets on its financial results. GFI believes that such an approach is useful in understanding the long-term return provided by an acquisition and that investors benefit from a supplemental non-GAAP financial measure that excludes the accounting expense associated with acquired intangible assets.

A reconciliation of these non-GAAP financial measures to GAAP is included in the financial tables attached to this release.

Conference Call

GFI has scheduled an investor conference call to discuss its third quarter results at 8:30 a.m. (Eastern Time) on Friday, October 25, 2013. Those wishing to listen to the live conference call via telephone should dial 1-800-870-4263 in North America and +1-412-317-0790 outside of North America, and ask for "GFI".

A live audio web cast of the conference call will be available on the Investor Relations section of GFI's Website. For web cast registration information, please visit: http://www.gfigroup.com. Following the conference call, an archived recording will be available.

Supplementary Financial Information

GFI has posted details of its historical monthly brokerage revenues on the Investor Relations page of its web site under the heading Supplementary Financial Information. The Company currently plans to post this information quarterly in conjunction with its announcement of earnings, but does not undertake a responsibility to continue to provide or update such information.

About GFI Group Inc.

GFI Group Inc. (NYSE: "GFIG") is a leading provider of wholesale brokerage services, clearing services, electronic execution and trading support products for global financial markets. GFI Group Inc. provides brokerage services, market data, trading platform and analytics software products to institutional clients in markets for a range of fixed income, financial, equity and commodity instruments.

Headquartered in New York, GFI was founded in 1987 and employs more than 2,000 people with additional offices in London, Paris, Nyon, Hong Kong, Seoul, Singapore, Manila, Tokyo, Sydney, Cape Town, Santiago, Bogota, Buenos Aires, Lima, Mexico City, Dubai, Dublin, Tel Aviv and Sugar Land (TX). GFI Group Inc. provides services and products to over 2,600 institutional clients, including leading investment and commercial banks, corporations, insurance companies and hedge funds. Its brands include GFISM, GFInet®, CreditMatch®, GFI ForexMatch®, EnergyMatch®, FENICS®, Starsupply®, Amerex®, Trayport® and Kyte®.

Forward-looking Statement

Certain matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words "anticipate," "believe," "estimate," "may," "might," "intend," "expect" and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of GFI Group Inc. (the "Company") and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with: economic, political and market factors affecting trading volumes; securities prices or demand for the Company's brokerage services; competition from current and new competitors; the Company's ability to attract and retain key personnel, including highly-qualified brokerage personnel; the Company's ability to identify and develop new products and markets; changes in laws and regulations governing the Company's business and operations or permissible activities; the Company's ability to manage its international operations; financial difficulties experienced by the Company's customers or key participants in the markets in which the Company focuses its brokerage services; the Company's ability to keep up with technological changes; uncertainties relating to litigation and the Company's ability to assess and integrate acquisition prospects. Further information about factors that could affect the Company's financial and other results is included in the Company's filings with the Securities and Exchange Commission. The Company does not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

- FINANCIAL TABLES FOLLOW -

GFI Group Inc. and Subsidiaries
Consolidated Statements of Operations (unaudited)
(In thousands except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Revenues
Agency commissions	$ 109,365	$ 112,239	$ 358,413	$ 380,276
Principal transactions	41,841	50,278	143,468	164,830
Total brokerage revenues	151,206	162,517	501,881	545,106
Clearing services revenues	32,722	30,545	110,225	88,307
Interest income from clearing services	455	422	1,623	1,325
Equity in net earnings of unconsolidated businesses	1,566	2,344	6,925	6,242
Software, analytics and market data	22,472	21,204	66,438	61,671
Other income	4,012	2,356	12,011	14,642
Total revenues	212,433	219,388	699,103	717,293

Interest and transaction-based expenses
Transaction fees on clearing services	31,620	29,420	106,952	84,988
Transaction fees on brokerage services	4,430	5,734	15,572	18,012
Interest expense from clearing services	143	82	390	680
Total interest and transaction-based expenses	36,193	35,236	122,914	103,680
Revenues, net of interest and transaction-based expenses	176,240	184,152	576,189	613,613

Expenses
Compensation and employee benefits	121,109	130,499	392,737	421,927
Communications and market data	13,747	15,269	41,077	46,629
Travel and promotion	7,380	7,973	23,298	27,347
Rent and occupancy	7,901	7,083	22,152	20,759
Depreciation and amortization	8,320	9,246	24,962	27,502
Professional fees	5,712	5,925	18,824	17,470
Interest on borrowings	7,612	6,738	22,475	20,080
Other expenses	5,615	8,586	24,138	23,730
Total other expenses	177,396	191,319	569,663	605,444

(Loss) income before (benefit from) provision for income taxes	(1,156)	(7,167)	6,526	8,169

(Benefit from) provision for income taxes	(1,127)	1,638	(5,267)	6,699

Net (loss) income before attribution to non-controlling stockholders	(29)	(8,805)	11,793	1,470

Less: Net income (loss) attributable to non-controlling interests	432	(112)	889	51
GFI's net (loss) income	$ (461)	$ (8,693)	$ 10,904	$ 1,419

Basic (loss) earnings per share	$ 0.00	$ (0.08)	$ 0.09	$ 0.01
Diluted (loss) earnings per share	$ 0.00	$ (0.08)	$ 0.09	$ 0.01

Weighted average shares outstanding - basic	120,331,179	115,541,373	118,138,756	116,073,488

Weighted average shares outstanding - diluted	120,331,179	115,541,373	126,858,459	123,570,110

GFI Group Inc. and Subsidiaries
Consolidated Statements of Operations (unaudited)
As a Percentage of Net Revenues

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Revenues
Agency commissions	62.1%	60.9%	62.2%	62.0%
Principal transactions	23.7%	27.3%	24.9%	26.9%
Total brokerage revenues	85.8%	88.2%	87.1%	88.9%
Clearing services revenues	18.5%	16.6%	19.1%	14.4%
Interest income from clearing services	0.3%	0.2%	0.3%	0.2%
Equity in net earnings of unconsolidated businesses	0.9%	1.3%	1.2%	1.0%
Software, analytics and market data	12.7%	11.5%	11.5%	10.0%
Other income	2.3%	1.3%	2.1%	2.4%
Total revenues	120.5%	119.1%	121.3%	116.9%

Interest and transaction-based expenses
Transaction fees on clearing services	17.9%	16.0%	18.5%	13.9%
Transaction fees on brokerage services	2.5%	3.1%	2.7%	2.9%
Interest expense from clearing services	0.1%	0.0%	0.1%	0.1%
Total interest and transaction-based expenses	20.5%	19.1%	21.3%	16.9%
Revenues, net of interest and transaction-based expenses	100.0%	100.0%	100.0%	100.0%

Expenses
Compensation and employee benefits	68.7%	70.9%	68.2%	68.8%
Communications and market data	7.8%	8.3%	7.1%	7.6%
Travel and promotion	4.2%	4.3%	4.0%	4.4%
Rent and occupancy	4.5%	3.8%	3.9%	3.4%
Depreciation and amortization	4.7%	5.0%	4.3%	4.5%
Professional fees	3.3%	3.2%	3.3%	2.8%
Interest on borrowings	4.3%	3.7%	3.9%	3.3%
Other expenses	3.2%	4.7%	4.2%	3.9%
Total other expenses	100.7%	103.9%	98.9%	98.7%

(Loss) income before (benefit from) provision for income taxes	-0.7%	-3.9%	1.1%	1.3%

(Benefit from) provision for income taxes	-0.6%	0.9%	-0.9%	1.1%

Net (loss) income before attribution to non-controlling stockholders	-0.1%	-4.8%	2.0%	0.2%

Less: Net income (loss) attributable to non-controlling interests	0.2%	-0.1%	0.1%	0.0%
GFI's net (loss) income	-0.3%	-4.7%	1.9%	0.2%

GFI Group Inc. and Subsidiaries
Selected Financial Data (unaudited)
(Dollars in thousands except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012

Brokerage Revenues by Product Categories:
Fixed Income	$ 41,583	$ 43,823	$ 136,903	$ 149,238
Financial	44,700	45,303	151,030	143,435
Equity	25,866	30,868	90,188	105,046
Commodity	39,057	42,523	123,760	147,387

Total brokerage revenues	$ 151,206	$ 162,517	$ 501,881	$ 545,106

Brokerage Revenues by Geographic Region:
Americas	$ 60,035	$ 62,121	$ 201,518	$ 215,327
Europe, Middle East, and Africa	75,213	81,999	244,467	269,015
Asia-Pacific	15,958	18,397	55,896	60,764

Total brokerage revenues	$ 151,206	$ 162,517	$ 501,881	$ 545,106

	September 30,	December 31,
	2013	2012

Consolidated Statement of Financial Condition Data:
Cash and cash equivalents	$ 168,878	$ 227,441
Cash held at clearing organizations, net of customer cash	56,394	19,636
GFI's total balance sheet cash	225,272	247,077
Balance sheet cash per share	1.83	2.11

Total assets (1)	1,531,750	1,180,061
Total debt	250,000	250,000
Stockholders' equity	433,652	425,082

Selected Statistical Data:
Brokerage personnel headcount (2)	1,144	1,188
Employees	2,072	2,062
Broker productivity for the period (3)	$ 132	$ 125

(1)

Total assets include receivables from brokers, dealers and clearing organizations of $647.0 million and $252.7 million at September 30, 2013 and December 31, 2012, respectively. These receivables primarily represent securities transactions entered into in connection with our matched principal business which have not settled as of their stated settlement dates, as well as balances with clearing organizations. These receivables are substantially offset by corresponding payables to brokers, dealers and clearing organizations and to clearing customers, for these unsettled transactions.

(2)	Brokerage personnel headcount includes brokers, traders, trainees and clerks.
(3)	Broker productivity is calculated as brokerage revenues divided by average monthly brokerage personnel headcount for the quarter.

GFI Group Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures (unaudited)
(In thousands except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012

GAAP revenues	$ 212,433	$ 219,388	$ 699,103	$ 717,293
Mark-to-market loss on forward hedges of future foreign currency revenues	804	608	154	287
Fair value mark-to-market gain on future purchase commitment	-	(2,081)	(2,203)	(9,098)
Fair value mark-to-market loss on warrants on investee shares	-	1,709	22	1,837
Total Non-GAAP Revenues	213,237	219,624	697,076	710,319

GAAP interest and transaction-based expenses	36,193	35,236	122,914	103,680

Non-GAAP revenues, net of interest and transaction-based expenses	177,044	184,388	574,162	606,639

GAAP other expenses	177,396	191,319	569,663	605,444
Amortization of intangibles	(2,339)	(2,922)	(7,308)	(8,762)
Closure of certain desks in Asia	-	(637)	-	(1,578)
Writedown of available for sale securities	-	(2,662)	-	(5,362)
Expenses from start-up operations	-	-	(8,573)	-
Duplicate rent	(345)	-	(345)	-
Non-GAAP other expenses	174,712	185,098	553,437	589,742

Non-GAAP pre-tax income (loss)	2,332	(710)	20,725	16,897

Income tax impact on Non-GAAP items	1,593	4,987	6,757	6,265
Plus: Non-operating adjustment for the recognition of a tax benefit related to the repatriation of international profits	-	(5,284)	-	(5,284)
Plus: Non-operating adjustment for the recognition of a tax (benefit) provision related to interest income between international affiliates	-	(2,611)	2,655	(2,611)
Non-GAAP provision for (benefit from) income taxes	466	(1,270)	4,145	5,069

Less: Net income (loss) attributable to non-controlling interests	432	(112)	889	51

GFI's Non-GAAP net income	$ 1,434	$ 672	$ 15,691	$ 11,777

Non-GAAP diluted net income per share	$ 0.01	$ 0.01	$ 0.12	$ 0.10

Pre-tax adjustments to arrive at cash earnings
Amortization of RSUs	6,870	7,751	22,372	24,633
Amortization of prepaid sign-on and retention bonuses	5,938	6,296	19,328	18,932
Depreciation and other amortization	5,981	6,324	17,654	18,740
Total pre-tax adjustments to cash earnings	18,789	20,371	59,354	62,305

Non-GAAP pre-tax cash earnings from ongoing operations	21,121	19,661	80,079	79,202

Non-GAAP provision for (benefit from) income taxes	466	(1,270)	4,145	5,069

Less: Net income (loss) attributable to non-controlling interests	432	(112)	889	51

GFI's Non-GAAP net cash earnings from ongoing operations	$ 20,223	$ 21,043	$ 75,045	$ 74,082

Non-GAAP cash earnings per share	$ 0.16	$ 0.17	$ 0.59	$ 0.60

Weighted average shares outstanding - diluted	128,389,013	122,394,648	126,858,459	123,570,110

GFI Group Inc.
Adjusted EBITDA

($ in '000's, except share and per share amounts)	3Q12	4Q12	1Q13	2Q13	3Q13	Last twelve months (LTM)

Net (loss) income per U.S. GAAP before attribution to non-controlling interests	$ (8,805)	$ (11,114)	$ 4,954	$ 6,868	$ (29)

Plus: Net loss (income) attributable to non-controlling interests	112	(258)	(280)	(177)	(432)
GFI's net (loss) income	(8,693)	(11,372)	4,674	6,691	(461)

Plus: Extraordinary and other non-recurring pretax items (i.e., non-GAAP adjustments)	6,457	3,013	9,220	1,491	3,488

Plus: Interest expense	6,820	7,098	7,848	7,262	7,755

Less: Interest income	(614)	(849)	(928)	(579)	(630)

Plus: Income tax expense (benefit)	1,638	1,688	(4,859)	719	(1,127)

Plus: Depreciation and amortization expense (excluding intangibles)	6,324	6,591	5,810	5,863	5,981

Plus: Amortization of RSUs	7,751	7,732	8,142	7,360	6,870

Plus: Amortization of prepaid sign-on and retention bonuses	6,296	6,540	6,112	7,278	5,938

Adjusted EBITDA	$ 25,979	$ 20,441	$ 36,019	$ 36,085	$ 27,814	$ 120,359

Weighted average shares outstanding - diluted						126,858,459

Adjusted EBITDA per share (pre-tax)						$ 0.95

CONTACT: Investor Relations Contacts: Christopher Giancarlo, Executive Vice President, investorinfo@gfigroup.com; Chris Ann Casaburri Grimmett, Investor Relations Manager, 212-968-4167, chris.grimmett@gfigroup.com; Media Contact: Patricia Gutierrez, Vice President - Public Relations, 212-968-2964, patricia.gutierrez@gfigroup.com